Exhibit 99

FOR IMMEDIATE RELEASE	Contact:	Diane McClintock
SVP FP&A & Investor Relations
		email:	investorrelations@wattswater.com

WATTS WATER TECHNOLOGIES REPORTS RECORD THIRD QUARTER 2022 RESULTS

◾	Reported sales of $488 million increased 7%; increased 12% on an organic basis

◾	GAAP operating margin of 16.5%, up 230 bps; adjusted operating margin of 16.8%, up 240 bps

◾	GAAP EPS of $1.75, up 28%; adjusted EPS of $1.79, up 29%

◾	Increased full-year 2022 outlook

*Performance relative to third quarter in 2021.

North Andover, Mass., November 2, 2022 -- Watts Water Technologies, Inc. (NYSE: WTS) – one of the world’s leading manufacturers and providers of plumbing, heating and water quality products and solutions – today announced results for the third quarter of 2022.

Chief Executive Officer Robert J. Pagano Jr. commented, “Our third quarter results exceeded our expectations and represent a third quarter record for sales, operating margin and EPS. Double-digit organic sales growth was due to strong execution in the Americas and a solid rebound in APMEA. Due to the strength of our third quarter, we are again increasing our full-year 2022 outlook. We now expect organic revenue growth of 11% to 12% and adjusted operating margin expansion of 190 to 210 basis points, compared to last year. Our performance is a direct result of our employees’ unwavering focus on serving our customers. I want to thank all of our dedicated employees for their outstanding efforts and commitment to Watts. I would also like to acknowledge our Southern Florida colleagues who have suffered tremendous losses in the wake of Hurricane Ian. Our Fort Myers facility did not sustain significant damage, however we are providing support to our employees who were impacted by this disaster.”

Mr. Pagano concluded, “We remain focused on our customers and delivering on our commitments for 2022, which include increasing our investments related to our Smart and Connected strategy and factory automation. We are monitoring the softening global economic indicators and are confident our experienced team is well positioned to handle these challenging macro-economic conditions.”

A summary of third quarter financial results is as follows:

	Third Quarter Ended
	September 25,	September 26,
(In millions, except per share information)	2022	2021	% Change
Sales	$487.8	$455.0	7%

Net income	58.7	46.4	27%

Diluted net income per share	$1.75	$1.37	28%

Special items (1)	0.04	0.02

Adjusted earnings per share (1)	$1.79	$1.39	29%

(1)	Special items and adjusted earnings per share represent non-GAAP financial measures. For a reconciliation of GAAP to non-GAAP items please see the tables attached to this press release.

Third Quarter Financial Highlights

Third quarter 2022 performance relative to third quarter 2021

●	Sales of $488 million increased 7% on a reported basis and 12% organically, primarily due to double-digit organic growth in the Americas. Sales from acquisitions totaled approximately $2 million and were more than offset by unfavorable foreign exchange movements, which reduced sales by $21 million.
●	Operating margin increased 230 basis points on a reported basis and 240 basis points on an adjusted basis, largely due to price, productivity and cost savings, which more than offset inflation and incremental investments.

Regional Performance

Americas

o	Sales of $350 million increased 13% on both a reported and an organic basis. Sales from acquisitions totaled approximately $2 million and were partially offset by unfavorable foreign exchange of approximately $1 million. The growth was primarily driven by price across the majority of our product families.
o	Operating margin increased 370 basis points on a GAAP basis and 380 basis points on an adjusted basis, as benefits from price realization and productivity more than offset inflation and incremental investments.

Europe

o	Sales of $113 million decreased 9% on a reported basis and increased 6% on an organic basis, with growth across all platforms, primarily driven by price. Unfavorable foreign exchange totaled 15%. Sales growth in the quarter was negatively impacted by approximately 2% due to our decision to exit all direct sales into Russia, effective April 1, 2022.
o	Operating margin decreased 350 basis points on a GAAP basis and 320 basis points on an adjusted basis, as benefits from increased price and productivity were more than offset by significantly higher inflation, volume deleverage and investments.

Asia-Pacific, Middle East and Africa (“APMEA”)

o	Sales of $25 million increased 14% on a reported basis and 22% on an organic basis, primarily driven by demand in China, New Zealand and Australia. Unfavorable foreign exchange totaled 8%.
o	Operating margin decreased 260 basis points on a GAAP and adjusted basis. GAAP and adjusted margins both benefited from increased price and productivity, which were more than offset by inflation and reduced affiliate volume.

Cash Flow and Capital Allocation

●	For the first nine months of 2022, operating cash flow was $86 million and net capital expenditures were $19 million, resulting in free cash flow of $67 million. In the comparable period last year, operating cash flow was $135 million and net capital expenditures were $15 million, resulting in free cash flow of $120 million. The year-over-year cash from operations and free cash flow decrease was primarily due to incremental cash outflows to fund our proactive decision to increase inventory as well as increased payments related to restructuring, employee and customer incentives. We expect improvement in operating cash flow and in free cash flow through the fourth quarter of 2022 due to normal seasonality.

●	The Company repurchased approximately 29,000 shares of Class A common stock at a cost of $4 million during the third quarter. For the first nine months of 2022, the Company repurchased approximately 463,000 shares at a cost of approximately $65 million.

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live webcast of its conference call to discuss third quarter 2022 results on Thursday, November 3, 2022, at 9:00 a.m. EDT. This press release and the live webcast can be accessed by visiting the Investor Relations section of the Company's website at www.wattswater.com. Following the webcast, the call recording will be available at the same address until November 3, 2023.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts’ expertise in a wide variety of water technologies enables us to be a comprehensive supplier to the water industry.

This Press Release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to expected full-year 2022 results, our ability to manage challenging macro-economic conditions, and improvements in operating cash flow and free cash flow throughout 2022. These forward-looking statements reflect our current views about future events. You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties. These potential risks and uncertainties include, but are not limited to: the effectiveness, the timing and the expected savings associated with our cost-cutting actions, restructuring and transformation programs and initiatives; current economic and financial conditions, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; inflation; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks; changes in the status of current litigation; the risks and uncertainties relating to the COVID-19 pandemic and the war in Ukraine; supply chain and logistical disruptions or labor shortages and workforce disruptions that could negatively affect our supply chain, manufacturing, distribution, or other business processes; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 15 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC, as well as risk factors disclosed in our subsequent filings with the SEC. We undertake no duty to update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Third Quarter Ended		Nine Months Ended
	September 25,	September 26,	September 25,	September 26,
	2022	2021	2022	2021
Net sales	$487.8	$455.0	$1,477.6	$1,335.3
Cost of goods sold	269.9	261.0	821.9	767.5
GROSS PROFIT	217.9	194.0	655.7	567.8
Selling, general and administrative expenses	135.8	128.4	403.5	372.6
Restructuring	1.7	0.9	4.4	18.2
OPERATING INCOME	80.4	64.7	247.8	177.0
Other (income) expense:
Interest income	(0.2)	—	(0.3)	—
Interest expense	1.9	1.4	5.0	4.9
Other (income) expense, net	(0.1)	(0.2)	0.2	(1.0)
Total other expense	1.6	1.2	4.9	3.9
INCOME BEFORE INCOME TAXES	78.8	63.5	242.9	173.1
Provision for income taxes	20.1	17.1	60.0	47.5
NET INCOME	$58.7	$46.4	$182.9	$125.6

BASIC EPS
NET INCOME PER SHARE	$1.76	$1.38	$5.46	$3.72
Weighted average number of shares	33.4	33.7	33.5	33.8
DILUTED EPS
NET INCOME PER SHARE	$1.75	$1.37	$5.43	$3.70
Weighted average number of shares	33.5	33.9	33.7	33.9
Dividends declared per share	$0.30	$0.26	$0.86	$0.75

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	September 25,	December 31,
	2022	2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$219.5	$242.0
Trade accounts receivable, less reserve allowances of $11.7 million at September 25, 2022 and $10.3 million at December 31, 2021	257.0	220.9
Inventories, net:
Raw materials	153.1	119.4
Work in process	24.0	20.4
Finished goods	245.5	230.9
Total Inventories	422.6	370.7
Prepaid expenses and other current assets	37.7	27.9
Total Current Assets	936.8	861.5
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	578.4	608.8
Accumulated depreciation	(389.3)	(408.1)
Property, plant and equipment, net	189.1	200.7
OTHER ASSETS:
Goodwill	582.5	600.7
Intangible assets, net	114.9	128.6
Deferred income taxes	3.5	3.5
Other, net	58.8	60.6
TOTAL ASSETS	$1,885.6	$1,855.6

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$131.6	$143.4
Accrued expenses and other liabilities	174.0	186.9
Accrued compensation and benefits	72.9	78.2
Total Current Liabilities	378.5	408.5
LONG-TERM DEBT	182.4	141.9
DEFERRED INCOME TAXES	33.8	40.5
OTHER NONCURRENT LIABILITIES	83.2	91.5
STOCKHOLDERS' EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.10 par value; 120,000,000 shares authorized; 1 vote per share; issued and outstanding: 27,294,207 shares at September 25, 2022 and 27,584,525 shares at December 31, 2021	2.7	2.8
Class B common stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,008,290 shares at September 25, 2022 and 6,024,290 shares at December 31, 2021	0.6	0.6
Additional paid-in capital	646.6	631.2
Retained earnings	741.4	665.9
Accumulated other comprehensive loss	(183.6)	(127.3)
Total Stockholders' Equity	1,207.7	1,173.2
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,885.6	$1,855.6

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Nine Months Ended
	September 25,	September 26,
	2022	2021
OPERATING ACTIVITIES
Net income	$182.9	$125.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	21.5	23.5
Amortization of intangibles	9.1	10.5
Loss on disposal and impairment of property, plant and equipment, and other	1.4	1.1
Stock-based compensation	13.2	16.8
Deferred income tax	(5.9)	(8.7)
Changes in operating assets and liabilities:
Accounts receivable	(51.0)	(49.6)
Inventories	(73.6)	(93.4)
Prepaid expenses and other assets	(4.1)	(1.8)
Accounts payable, accrued expenses and other liabilities	(7.2)	110.9
Net cash provided by operating activities	86.3	134.9
INVESTING ACTIVITIES
Additions to property, plant and equipment	(20.2)	(19.6)
Proceeds from the sale of property, plant and equipment	0.9	4.9
Net cash used in investing activities	(19.3)	(14.7)
FINANCING ACTIVITIES
Proceeds from long-term borrowings	85.0	35.0
Payments of long-term debt	(45.0)	(80.0)
Payments for tax withholdings on vested stock awards	(13.0)	(9.6)
Payments for finance leases	(1.4)	(1.0)
Proceeds from share transactions under employee stock plans	0.2	—
Debt issuance costs	—	(2.4)
Payments to repurchase common stock	(65.1)	(11.8)
Dividends	(29.4)	(25.5)
Net cash used in financing activities	(68.7)	(95.3)
Effect of exchange rate changes on cash and cash equivalents	(20.8)	(5.1)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(22.5)	19.8
Cash and cash equivalents at beginning of year	242.0	218.9
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$219.5	$238.7

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

	Net Sales
	Third Quarter Ended		Nine Months Ended
	September 25, 2022	September 26, 2021	September 25, 2022	September 26, 2021
Americas	$349.8	$309.1	$1,039.6	$889.0
Europe	113.1	124.1	370.9	383.8
APMEA	24.9	21.8	67.1	62.5
Total	$487.8	$455.0	$1,477.6	$1,335.3

	Operating Income
	Third Quarter Ended		Nine Months Ended
	September 25, 2022	September 26, 2021	September 25, 2022	September 26, 2021
Americas	$76.2	$55.9	$219.6	$159.6
Europe	12.6	18.3	53.3	43.2
APMEA	4.1	4.2	10.7	10.8
Corporate	(12.5)	(13.7)	(35.8)	(36.6)
Total	$80.4	$64.7	$247.8	$177.0

	Intersegment Sales
	Third Quarter Ended		Nine Months Ended
	September 25, 2022	September 26, 2021	September 25, 2022	September 26, 2021
Americas	$2.5	$2.5	$7.9	$7.4
Europe	6.2	6.7	20.2	22.9
APMEA	10.8	32.2	63.2	95.6
Total	$19.5	$41.4	$91.3	$125.9

Key Performance Indicators and Non-GAAP Measures

In this press release, we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, organic sales, free cash flow, cash conversion rate of free cash flow to net income and net debt to capitalization ratio) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures enhance the overall understanding of our historical financial performance and give insight into our future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred in the periods presented that relate primarily to our global restructuring programs and the related income tax impacts on these items. Management then utilizes these adjusted financial measures to assess the run rate of the Company’s operations against those of comparable periods. Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of foreign exchange, acquisitions and divestitures from period-over-period comparisons. Management believes reporting organic sales growth provides useful information to investors, potential investors and others, and allows for a more complete understanding of underlying sales trends by providing sales growth on a consistent basis. Free cash flow, cash conversion rate of free cash flow to net income, and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company's relative balance sheet leverage to other industrial manufacturing companies. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP "AS REPORTED" TO "AS ADJUSTED" NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	Third Quarter Ended		Nine Months Ended
	September 25,	September 26,	September 25,	September 26,
	2022	2021	2022	2021

Net sales	$487.8	$455.0	$1,477.6	$1,335.3

Operating income - as reported	$80.4	$64.7	$247.8	$177.0
Operating margin %	16.5%	14.2%	16.8%	13.3%

Adjustments for special items:
Restructuring	$1.7	$0.9	$4.4	$18.2

Operating income - as adjusted	$82.1	$65.6	$252.2	$195.2
Adjusted operating margin %	16.8%	14.4%	17.1%	14.6%

Net income - as reported	$58.7	$46.4	$182.9	$125.6

Adjustments for special items - tax effected:
Restructuring	$1.3	$0.7	$3.3	$13.5

Net income - as adjusted	$60.0	$47.1	$186.2	$139.1

Diluted earnings per share - as reported	$1.75	$1.37	$5.43	$3.70
Adjustments for special items	0.04	0.02	0.10	0.40
Diluted earnings per share - as adjusted	$1.79	$1.39	$5.53	$4.10

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF GAAP "AS REPORTED" TO "AS ADJUSTED" NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions)

(Unaudited)

	Third Quarter Ended					Third Quarter Ended
	September 25, 2022					September 26, 2021
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$349.8	113.1	24.9	—	487.8	$309.1	124.1	21.8	—	455.0

Operating income (loss) - as reported	$76.2	12.6	4.1	(12.5)	80.4	$55.9	18.3	4.2	(13.7)	64.7
Operating margin %	21.8%	11.2%	16.5%		16.5%	18.1%	14.7%	19.1%		14.2%

Adjustments for special items	$0.4	1.3	—	—	1.7	$—	0.9	—	—	0.9

Operating income (loss) - as adjusted	$76.6	13.9	4.1	(12.5)	82.1	$55.9	19.2	4.2	(13.7)	65.6
Adjusted operating margin %	21.9%	12.3%	16.5%		16.8%	18.1%	15.5%	19.1%		14.4%

	Nine Months Ended					Nine Months Ended
	September 25, 2022					September 26, 2021
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$1,039.6	370.9	67.1	—	1,477.6	$889.0	383.8	62.5	—	1,335.3

Operating income (loss) - as reported	$219.6	53.3	10.7	(35.8)	247.8	$159.6	43.2	10.8	(36.6)	177.0
Operating margin %	21.1%	14.4%	15.9%		16.8%	18.0%	11.3%	17.1%		13.3%

Adjustments for special items	$0.8	3.7	(0.1)	—	4.4	$(0.7)	18.8	0.1	—	18.2

Operating income (loss) - as adjusted	$220.4	57.0	10.6	(35.8)	252.2	$158.9	62.0	10.9	(36.6)	195.2
Adjusted operating margin %	21.2%	15.4%	15.8%		17.1%	17.9%	16.2%	17.4%		14.6%

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF REPORTED NET SALES TO ORGANIC SALES

(Amounts in millions)

(Unaudited)

	Third Quarter Ended
	Americas	Europe	APMEA	Total

Reported net sales September 25, 2022	$349.8	$113.1	$24.9	$487.8
Reported net sales September 26, 2021	309.1	124.1	21.8	455.0
Dollar change	$40.7	$(11.0)	$3.1	$32.8
Net sales % increase (decrease)	13.2%	(8.9)%	14.2%	7.2%
Decrease due to foreign exchange	0.2%	15.2%	7.8%	4.7%
Increase due to acquisition	(0.6)%	—%	—%	(0.4)%
Organic sales increase	12.8%	6.3%	22.0%	11.5%

	Nine Months Ended
	Americas	Europe	APMEA	Total

Reported net sales September 25, 2022	$1,039.6	$370.9	$67.1	$1,477.6
Reported net sales September 26, 2021	889.0	383.8	62.5	1,335.3
Dollar change	$150.6	$(12.9)	$4.6	$142.3
Net sales % increase (decrease)	16.9%	(3.4)%	7.4%	10.7%
Decrease due to foreign exchange	0.2%	11.7%	4.8%	3.7%
Increase due to acquisition	(0.7)%	—%	—%	(0.5)%
Organic sales increase	16.4%	8.3%	12.2%	13.9%

TABLE 4

RECONCILIATION OF NET CASH PROVIDED BY OPERATIONS TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Nine Months Ended
	September 25,	September 26,
	2022	2021

Net cash provided by operations - as reported	$86.3	$134.9
Less: additions to property, plant, and equipment	(20.2)	(19.6)
Plus: proceeds from the sale of property, plant, and equipment	0.9	4.9
Free cash flow	$67.0	$120.2

Net income - as reported	$182.9	$125.6

Cash conversion rate of free cash flow to net income	36.6%	95.7%

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	September 25,	December 31,
	2022	2021

Current portion of long-term debt	$—	$—
Plus: Long-term debt, net of current portion	182.4	141.9
Less: Cash and cash equivalents	(219.5)	(242.0)
Net debt	$(37.1)	$(100.1)

Net debt	$(37.1)	$(100.1)
Plus: Total stockholders' equity	1,207.7	1,173.2
Capitalization	$1,170.6	$1,073.1

Net debt to capitalization ratio	(3.2)%	(9.3)%

TABLE 6

2022 FULL YEAR OUTLOOK - RECONCILIATION OF REPORTED NET SALES TO ORGANIC SALES GROWTH AND OPERATING MARGIN TO ADJUSTED OPERATING MARGIN GROWTH

(Unaudited)

Total Watts
Full Year
2022 Outlook
Approximately
Net Sales
Reported net sales growth	7.0% to 8.0%
Forecasted impact of acquisition / FX	4.0%
Organic sales growth	11.0% to 12.0%

Operating Margin
Operating margin growth range	170 bps to 190 bps
Forecasted restructuring / other costs	20 bps
Adjusted operating margin growth range	190 bps to 210 bps